EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements of National Home Health Care Corp. on Forms S-8 (Registration Nos. 033-61315 and 333-46076) of our report dated October 3, 2000, with respect to the consolidated financial statements of National Home Health Care Corp. and subsidiaries as of July 31, 2000 and for the two years then ended included in its Annual Report on Form 10-K for the year ended July 31, 2000.



/s/ Holtz Rubenstein & Co., LLP
Holtz Rubenstein & Co., LLP
Melville, New York
September 24, 2002